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                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): January 9, 2007



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
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(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)under the
      Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement

On January 9, 2007, Eastman Kodak Company, a New Jersey corporation ("Kodak"), and Onex Healthcare Holdings, Inc., a Delaware corporation and subsidiary of Onex Corporation ("Onex Healthcare"), entered into an Asset Purchase Agreement (the "Purchase Agreement"), pursuant to which Onex Healthcare has agreed to acquire Kodak's health group business, which consists of its medical business, dental business and molecular imaging systems business (the "Business"). The transactions contemplated by the Purchase Agreement are structured as an acquisition by Onex Healthcare of assets primarily related to the Business and the stock of certain subsidiaries of Kodak engaged in the Business, as well as the assumption by Onex Healthcare of the liabilities primarily related to the Business.

Pursuant to the Purchase Agreement, Onex Healthcare has agreed to pay Kodak up to $2.55 billion for the Business, consisting of an initial payment of $2.35 billion in cash plus up to an additional $200 million if Onex achieves certain returns with respect to its investment. If Onex Healthcare investors realize an internal rate of return in excess of 25% on their investment, Kodak will receive payment equal to 25% of the excess return, up to $200 million.

The closing of the transactions contemplated by the Purchase Agreement is subject to the satisfaction or waiver of customary closing conditions (including, among others, Onex Healthcare obtaining financing pursuant to the terms of its financing commitment letter; the parties securing required antitrust and other governmental approvals and certain third-party consents; and the absence of any material adverse change in the Business as of the closing date). The closing is anticipated to occur during the first half of 2007.

The Purchase Agreement provides that for a period of five years following the closing in the United States and three years following the closing in the rest of the world, Kodak and its subsidiaries will not compete in the healthcare field as defined in the Purchase Agreement (subject to certain exceptions) and Onex Healthcare and its subsidiaries will not compete with Kodak's retained businesses.

Upon the closing of the transactions contemplated by the Purchase Agreement, the parties will enter into certain ancillary agreements, including, among others, supply agreements, service agreements, tolling agreements, real estate leases and licenses, an intellectual property agreement and a trademark license agreement.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the actual text of the Purchase Agreement.

In addition, a copy of the January 10, 2007 press release related to the transactions contemplated by the Purchase Agreement is attached hereto as Exhibit (99.1).



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Item 9.01 Financial Statements and Exhibits

(c) Exhibits

(99.1) Press release issued by Eastman Kodak Company on January 10, 2007, announcing the sale of its Health Group.





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                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           EASTMAN KODAK COMPANY



                           By:    /s/ Diane E. Wilfong
                           ---------------------------
                           Name:  Diane E. Wilfong
                           Title: Controller

Date:  January 10, 2007




                               EXHIBIT INDEX

Exhibit No.

(99.1) Press release issued by Eastman Kodak Company on January 10, 2007, announcing the sale of its Health Group.